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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-76057 of Russell-Stanley Holdings, Inc. and subsidiaries on Form S-4 of our reports dated February 22, 1999 relating to Russell-Stanley Holdings, Inc. and subsidiaries; dated January 29, 1999 relating to Container Management Services, Inc. and Hunter Drums Limited; and dated June 3, 1998 relating to Smurfit Plastic Packaging. All such reports appear in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the headings "Summary Historical and Pro Forma Consolidated Financial and Other Data", "Selected Historical Consolidated Financial and Other Data" and "Experts" in such Prospectus.


                                          /s/ Deloitte & Touche LLP
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                                          DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 21, 1999